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                                                                     EXHIBIT 2.9
                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (the "SECURITY AGREEMENT"), executed this 13th day of July, 2004, is made by and among Larus Corporation, a California corporation ("GUARANTOR"), Noel McDermott, an individual ("COLLATERAL AGENT"), and the persons and entities listed on the Schedule of Lenders attached hereto as EXHIBIT A (each, a "LENDER" and collectively, the "LENDERS").

                                    RECITALS

         A. MicroTel International Inc., a Delaware corporation (the "BORROWER"), and the Lenders are parties to the Stock Purchase Agreement of even date herewith (the "STOCK PURCHASE AGREEMENT") relating to the purchase by Borrower of all of the issued and outstanding shares of common stock of Guarantor.

         B. Pursuant to the terms of the Stock Purchase Agreement, Borrower issued certain long term promissory notes (which are defined in the Stock Purchase Agreement as well as herein as the "LONG TERM NOTES") to each of the Lenders to satisfy a portion of the aggregate consideration to be paid by Borrower for the purchase of the shares of Guarantor from Lenders.

         C. Guarantor is delivering a Continuing Guarantee of even date herewith (the "GUARANTEE") in favor of Lenders pursuant to which the obligations of Borrower to Lenders under the Long Term Notes are guaranteed by Guarantor.

         D. In order to induce Lenders to extend the credit evidenced by the Long Term Notes, Guarantor has agreed to enter into this Security Agreement to grant Collateral Agent, for the benefit of itself and the Lenders, the security interest in the Collateral described below.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS AND INTERPRETATION. Unless otherwise defined herein, all other capitalized terms used herein and defined in the Long Term Notes shall have the respective meanings given to those terms in the Long Term Notes, and all terms defined in the California Uniform Commercial Code (the "UCC") shall have the respective meanings given to those terms in the UCC.

         2. GRANT OF SECURITY INTEREST. To secure the Obligations as defined in
SECTION 3 hereof, Guarantor hereby grants to Collateral Agent a security interest in the following property, whether now owned or hereafter acquired by the Guarantor (the "COLLATERAL"): all tangible and intangible assets of Guarantor, including, but not limited to, all existing and future inventory, accounts receivable, furniture, fixtures, equipment, patents, patent applications, trademarks, copyrights, trade secrets, and any other property interest or proprietary right, as well as any document, instrument or drawings embodying the same, and all additions and accessions thereto, substitutions and replacements therefor, and all proceeds thereof.

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         3. SECURITY FOR OBLIGATIONS. The obligations secured by this Security
Agreement (the "OBLIGATIONS") shall mean and include all obligations of Borrower as provided in the Long Term Notes.

         4. POSSESSION AND LOCATION OF COLLATERAL. Unless and until any default occurs hereunder as set forth in SECTION 11 hereof, Guarantor shall have possession of the Collateral for its use and enjoyment in any lawful manner not inconsistent with this Security Agreement or the Long Term Notes. The Collateral will be kept at Guarantor's place of business (or such other place as Guarantor customarily keeps the Collateral) with respect to such assets and will not be moved therefrom without the prior written consent of Collateral Agent, except that Guarantor may make sales of inventory items in the ordinary course of business. Guarantor shall not replace or make material alterations in the Collateral without the prior written consent of Collateral Agent. The consent of Collateral Agent required hereby shall not be unreasonably withheld.

         5. FINANCING STATEMENTS. Concurrently with the execution of this Security Agreement, Guarantor shall execute and deliver to Collateral Agent the UCC-1 financing statement provided by Collateral Agent.

         6. TRANSFER, TAXES, LIENS AND ENCUMBRANCES. Guarantor has title to the Collateral free and clear of any lien, security interest or encumbrance, except for the security interests of the Senior Lenders and the security interest created by this Security Agreement. Title to the Collateral will remain in and continue to be vested in Guarantor. Guarantor will defend the Collateral and will not sell, offer to sell or otherwise transfer the Collateral, any portion thereof, or any interest therein, without the prior written consent of Collateral Agent, except that Guarantor may make sales of inventory items in the ordinary course of business. The consent of Collateral Agent required hereby shall not be unreasonably withheld. Guarantor shall pay all taxes, assessments and other charges made against the Collateral.

         7. RISK OF LOSS AND INSPECTION OF COLLATERAL. Guarantor shall have all risk of loss of the Collateral, and Guarantor will keep the Collateral in good order and repair. Collateral Agent shall have the right, at any reasonable time, to enter upon the premises where the Collateral is located to examine and inspect the Collateral in person or by agent. Any refusal to permit such entry shall be a breach of this Security Agreement.

         8. INSURANCE. Guarantor shall keep the Collateral insured, at its own expense, in an amount not less than its full insurable value, against loss by fire, theft, vandalism and malicious mischief, storm, earthquake and extended coverage, and Guarantor shall cause the Lenders to be named loss payees in such insurance, and furnish to Collateral Agent written evidence thereof.

         9. REPRESENTATIONS WARRANTIES. Guarantor hereby represents and warrants to Collateral Agent and the Lenders as follows:

                  (a) AUTHORIZATION. Guarantor has full power and authority to enter into this Security Agreement.

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                  (b) RESTATEMENT OF REPRESENTATIONS AND WARRANTIES. On and as
of the date any property becomes Collateral, the foregoing representations and warranties shall be deemed restated with respect to such additional Collateral.

         10. COVENANTS. Guarantor hereby agrees as follows:

                  (a) LIENS ON COLLATERAL. Guarantor agrees not to create, incur, assume or suffer to exist any lien or security interest of any kind upon the Collateral other than in favor of the Senior Lenders.

                  (b) FURTHER ASSURANCES. Guarantor agrees that at any time and from time to time, at Guarantor's expense, Guarantor will promptly execute and deliver all further instruments and documents and take all further action, that may be necessary or desirable, or that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

         11. EVENTS OF DEFAULT; REMEDIES.

                  (a) EVENT OF DEFAULT. An Event of Default shall be deemed to have occurred under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Long Term Notes).

                  (b) RIGHTS UNDER THE UCC. In addition to all other rights granted hereby, and otherwise by law, Collateral Agent shall have, with respect to the Collateral, the rights and obligations of a secured party under the UCC.

                  (c) NOTICE, ETC. In any case where notice of sale is required, ten (10) days notice shall be deemed reasonable notice. Collateral Agent may have resort to the Collateral or any portion thereof with no requirement on the part of Collateral Agent to proceed first against any other Person (as defined in the Long Term Notes) or property.

                  (d) OTHER REMEDIES. Upon the occurrence and during the continuance of an Event of Default, (i) at the request of Collateral Agent, Guarantor shall assemble and make available to Collateral Agent all of the Collateral at a place or places reasonably convenient to both Guarantor and Collateral Agent.

                  (e) APPLICATION OF COLLATERAL PROCEEDS. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent at the time of, or received by Collateral Agent after, the occurrence of an Event of Default) shall be paid to and applied as follows:

                           (i) first, to the payment of reasonable costs and
expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Collateral Agent;

                           (ii) second, to the payment to each Lender of the
amount then owing or unpaid on such Lender's Long Term Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Long Term Note, then its Pro Rata Share of the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal); and

                           (iii) third, to the payment of the surplus, if any,
to Guarantor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

For purposes of this Security Agreement, the term "Pro Rata Share" shall mean, when calculating a Lender's portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the original outstanding principal amount of such Lender's Long Term Note and (ii) the denominator of which is the original aggregate outstanding principal amount of all Long Term Notes issued under the Stock Purchase Agreement. In the event that a Lender receives payments or distributions in excess of its Pro Rata Share, then such Lender shall hold in trust all such excess payments or distributions for the benefit of the other Lenders and shall pay such amounts held in trust to such other holders upon demand by such holders.

         12. AUTHORIZED ACTION BY COLLATERAL AGENT.

                           (a) Guarantor hereby appoints Collateral Agent as
Guarantor's attorney-in-fact, with full authority in the place and stead of Guarantor and in the name of Guarantor or otherwise, from time to time in Collateral Agent's discretion and to the full extent permitted by law to take any action and to execute any instrument which Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Security Agreement in accordance with the terms and provisions hereof, including without limitation, to receive, endorse and collect all instruments made payable to Guarantor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                           (b) This power of attorney is a power coupled with an
interest and shall be irrevocable. The powers conferred on Collateral Agent hereunder are solely to protect the Collateral Agent and Lenders' interests in the Collateral and shall not impose any duty upon Collateral Agent to exercise any such powers. Collateral Agent shall be accountable only for amounts that he actually receives as a result of the exercise of such powers and in no event shall Collateral Agent or any of his employees or agents be responsible to Guarantor for any act or failure to act, except for gross negligence or willful misconduct.

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         13. COLLATERAL AGENT.

                  (a) APPOINTMENT. The Lenders hereby appoint Noel McDermott as Collateral Agent for the Lenders under this Security Agreement (in such capacity, the "COLLATERAL AGENT") to serve from the date hereof until the termination of this Security Agreement.

                  (b) POWERS AND DUTIES OF COLLATERAL AGENT, INDEMNITY BY
LENDERS.

                           (i) Each Lender hereby irrevocably authorizes the
Collateral Agent to take such action and to exercise such powers hereunder as provided herein, together with such powers as are reasonably incidental thereto. Collateral Agent may execute any of his duties hereunder by or through agents or employees at his discretion.

                           (ii) Upon the death, resignation or removal of the
Collateral Agent, the Lenders shall appoint a successor collateral agent to act under the Long Term Notes and this Security Agreement. If no such successor collateral agent shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after Collateral Agent's death, giving of notice of resignation or removal as Collateral Agent, then Collateral Agent shall be deemed to be Warren P. Yost or his successor-in-interest to his Long Term Note. Upon the acceptance of any appointment as successor collateral agent hereunder by a successor collateral agent, such successor collateral agent shall thereupon succeed to and become vested with all rights, powers, privileges, duties and obligations of Collateral Agent hereunder, and the Collateral Agent shall be discharged from his duties and obligations. After Collateral Agent's death, resignation or removal hereunder as the Collateral Agent, the provisions of this SECTION 13 shall continue in effect for his benefit in respect of any actions taken or omitted to be taken by him while he was acting as such Collateral Agent.

         14. MISCELLANEOUS.

                  (a) NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Guarantor, Collateral Agent or Lenders under this Security Agreement shall be in writing and telecopied, mailed or delivered to each party at the telecopier number or its address set forth below (or to such other telecopy number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt.

         Guarantor:                Larus Corporation
                                   9485 Haven Avenue, Suite 100
                                   Rancho Cucamonga, CA 91730
                                   Telephone:  _____________________
                                   Facsimile:  ______________________

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         Collateral Agent:         Noel McDermott
                                   502 Village Circle
                                   Santa Cruz, CA  95060
                                   Telephone: ____________________
                                   Facsimile: _____________________

         Lenders:                  See the Schedule of Lenders on EXHIBIT A.

                  (b) NONWAIVER. No failure or delay on Guarantor, Collateral Agent or Lenders' part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

                  (c) AMENDMENTS AND WAIVERS. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Guarantor and Collateral Agent. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

                  (d) ASSIGNMENTS. This Security Agreement shall be binding upon and inure to the benefit of Lenders, Collateral Agent and Guarantor and their respective successors and assigns; PROVIDED, HOWEVER, that Guarantor may not assign its rights and duties hereunder without the prior written consent of Collateral Agent.

                  (e) CUMULATIVE RIGHTS, ETC. The rights, powers and remedies of Lenders and Collateral Agent under this Security Agreement shall be in addition to all rights, powers and remedies given to Lenders and Collateral Agent by virtue of any applicable law, rule or regulation of any governmental authority, the Long Term Notes, the Guarantee, or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Collateral Agent's rights hereunder. Guarantor waives any right to require Collateral Agent or Lenders to proceed against any Person or to exhaust any collateral or to pursue any remedy in Collateral Agent or Lenders' power.

                  (f) PARTIAL INVALIDITY. If any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

                  (g) EXPENSES. Guarantor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Collateral Agent with respect to any amendments or waivers hereof requested by Guarantor or in the enforcement or attempted enforcement of any of the Obligations or in preserving any of Collateral Agent or Lenders' rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting this Security Agreement, the Long Term Notes, the Guarantee or the Obligations or any bankruptcy or similar proceeding involving Guarantor).

                                      -6-
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                  (h) GOVERNING LAW. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).

                  (i) JURY TRIAL. GUARANTOR, LENDERS AND COLLATERAL AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT.

         IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed as of the day and year first above written.

                                  GUARANTOR:

                         Larus Corporation,
                         a California corporation


                         By:  /S/ CARMINE T. OLIVA
                             -------------------------------------------------
                             Carmine T. Oliva, Chief Executive Officer


                         LENDERS:

                         See Schedule of Lenders on EXHIBIT A for signatures.


                         COLLATERAL AGENT:


                         /S/ NOEL MCDERMOTT, BY WARREN P. YOST, ATTORNEY-IN-FACT
                         -------------------------------------------------------
                         Noel McDermott



                       [Signatures continued on next page]





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

                                                   EXHIBIT A
                                                   ---------

                                              SCHEDULE OF LENDERS

                                                       PRINCIPAL
                                                        AMOUNT
            LENDER'S NAME AND ADDRESS                   OF NOTE                    LENDER'S SIGNATURE
            -------------------------                   -------                    ------------------

Noel McDermott, as Trustee of the Noel C.             $1,680,000      /S/ NOEL MCDERMOTT, TRUSTEE, BY WARREN P.
McDermott Revocable Living Trust dated                                ----------------------------------------
December 18, 1995                                                     YOST, ATTORNEY-IN-FACT
502 Village Circle                                                    ----------------------
Santa Cruz, CA  95060                                                 Noel McDermott, Trustee of the Noel C.
                                                                      McDermott Revocable Living Trust dated
                                                                      December 18, 1995


Warren P. Yost and Gail A. Yost, as Co-Trustees       $1,320,000      /S/ WARREN P. YOST
Under Declaration of Trust dated March 9, 1988                        ------------------
10324 Miner Place                                                     Warren P. Yost, Co-Trustee Under Declaration
Cupertino, CA  95014                                                  of Trust dated March 9, 1988

                                                                      /S/ GAIL A. YOST
                                                                      ----------------
                                                                      Gail A. Yost, Co-Trustee Under Declaration
                                                                      of Trust dated March 9, 1988


                                                  A-1